Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Litewave Corp.
(An Exploration Stage Company)

We consent to the incorporation by reference in the Registration Statement of Litewave Corp. on Form S-8, pertaining to the registration of 4,750,000 shares of common stock, par value of $0.001, to be issued pursuant to Jean LaFleur, of our Auditors' Report, dated April 13, 2007, with respect to the financial statements of Litewave Corp. included in the annual report on Form 10-KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
March 6, 2009